Exhibit 99.1
Riverbed Reports Record Fourth Quarter and Fiscal Year 2013 Results

•	Record annual revenue exceeds $1 billion

•	Q4’13 revenue exceeds guidance and grows 19% year-over-year, led by WAN optimization and performance management product lines and strength in enterprise sales

•	Riverbed executing on strategy to capture $11 billion application performance infrastructure market

Riverbed Technology (NASDAQ: RVBD), Riverbed Technology (NASDAQ: RVBD), the leader in application performance infrastructure, today reported record revenue for its fourth quarter (Q4'13) and fiscal year ended December 31, 2013 (FY’13).
Total GAAP revenue for Q4’13 was $283 million, up 8% compared to the third quarter of fiscal year 2013 (Q3’13) and 19% compared to the fourth quarter of fiscal year 2012 (Q4’12). For FY’13, GAAP revenue was $1.0 billion, up 24% compared to fiscal year ended December 31, 2012 (FY’12). GAAP net income for Q4’13 was $8 million, or $0.05 per diluted share. This compares to $4 million, or $0.02 per diluted share, in Q3’13 and $5 million, or $0.03 per diluted share, in Q4’12. GAAP net loss for FY’13 was $12 million, or ($0.08) per diluted share.

Non-GAAP revenue for Q4'13 was $285 million, an increase of 7% compared to Q3'13 and an increase of 19% compared to Q4'12. Non-GAAP revenue for FY’13 was $1.1 billion, an increase of 26% compared to FY’12. Non-GAAP net income for Q4'13 was $51 million, or $0.31 per diluted share. This compares to $43 million, or $0.26 per diluted share, in Q3'13 and $46 million, or $0.29 per diluted share, in Q4'12. Non-GAAP net income for FY’13 was $169 million, or $1.01 per diluted share.

Kennelly continued, “As customers increasingly adopt the full breadth of the Riverbed Application Performance Platform to achieve the benefits of location-independent computing and eliminate technical constraints from their business operations, we expect to increase our share of the $11 billion application performance infrastructure market”

Q4’13 and FY'13 Financial Highlights

•	Q4’13 non-GAAP revenue grew 7% sequentially and 19% year-over-year to $285 million

•	FY’13 non-GAAP revenue grew 26% to $1.1 billion

•	Q4’13 non-GAAP gross margin of 79.9%

•	Q4’13 non-GAAP operating margin of 25.8%

•	Q4’13 free cash flow of $82 million; FY’13 free cash flow of $192 million

•	Repurchased $75 million in shares in Q4’13; repurchased $200 million in shares in FY’13

Q4'13 Business Highlights

•	Unveiled the company’s vision and multi-product platform strategy to expand within the $11 billion Application Performance Infrastructure market.

•
Named one of the top 20 Best Places to Work in the Glassdoor Employees' Choice Awards for the second consecutive year. Riverbed also ranked in the top 10 best places to work in the technology industry.

•	Ranked as one of the fastest growing companies in North America on Deloitte's 2013 Technology Fast 500™.

•	Recognized in the leaders quadrant of the Gartner Magic Quadrant for “Application Performance Monitoring” for the third consecutive time (published in December 2013).

•
Positioned by Gartner as the only vendor in the Visionaries Quadrant of the 2013 "Magic Quadrant for Application Delivery Controllers (ADC)" authored by Mark Fabbi, Neil Rickard, Bjarne Munch and Andrew Lerner, and published in October 2013.

•
Awarded InfoWorld Technology of the Year Awards for its Riverbed Granite® branch converged infrastructure and Steelhead® wide area network (WAN) optimization solutions. Granite received the InfoWorld Technology of the Year Award recognition for the second consecutive year and Steelhead has won eight consecutive times.

•
Launched general availability of Riverbed Granite 2.6, with new features that support more branches, bigger data sets (with 2x higher capacity models), and additional enterprise-class storage solutions, including IBM Storwize® V7000.

•
Introduced a single integrated WAN Optimization and Performance Management solution that brings together the Riverbed Steelhead WAN optimization product family and Riverbed Cascade® network performance management (NPM) product family to deliver application acceleration anywhere while enhancing end-user experience and visibility.

•
Released Riverbed Stingray™ Traffic Manager 9.5, a full performance software and virtual Layer 7 application delivery controller (ADC) that enables enterprises and cloud operators to create, manage, and deliver key services more quickly, more flexibly, and at a lower cost.

•
Announced important improvements to the Riverbed partner program that will simplify processes, training and competency certification to help partners capitalize on new market prospects and accelerate their growth. The new program reinforces that Riverbed is committed to the channel with increased investment and focus on its partners’ go-to-market efforts.

Conference Call
Riverbed will host a conference call today, January 30, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its fourth quarter and fiscal year 2013 results and outlook for 2014. The call will be broadcast live over the Internet at http://www.riverbed.com/investors and a replay of the webcast will also be available for 12 months.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross margin, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operating expenses. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects, adjustments related to our tax valuation allowance and the interim tax cost of the one-time transfer of intellectual property rights between Riverbed legal entities:

Support and services deferred revenue: Business combination accounting rules require us to account for the fair value of support and service contracts assumed in connection with our acquisitions. The book value of the acquisition deferred support and services revenue related to OPNET was reduced by $19 million in the adjustment to fair value. Because these are typically one to five year contracts, our GAAP revenues for the periods subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

Inventory and cost of product revenue: Business combination accounting rules require us to account for the fair value of inventory acquired in connection with our acquisitions. The fair value of inventory is estimated as the selling price minus the estimated cost to sell. In the period subsequent to the acquisition, the cost of product revenue includes the higher fair value of the acquired inventory.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related expenses: We incur significant expenses in connection with our acquisitions. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related retention costs, facilities consolidation and exit costs, integration related professional services, adjustments to the fair value of the acquisition related contingent consideration, the write-down of certain acquired in-progress research and development intangibles, and foreign exchange losses on the acquisition related contingent consideration.

Other expenses: Those expenses we would not otherwise have incurred in the periods presented as a part of our ongoing expenses.

In this quarter, Other expenses included:

Debt refinancing costs - In December 2012 we incurred certain costs associated with our term loan financing that were recognized initially as a deferred charge and were to be amortized to interest expense over the term of the loan. Upon refinancing the debt in the fourth quarter of 2013, approximately $12.3 million of these deferred charges were recognized as Other expense, net in the statement of operations. We believe that this one-time, non-recurring, accounting charge is not representative of our ongoing operating activity.

Operating lease not in service - We entered into an operating lease on a new corporate headquarters in San Francisco. The lease accounting rules require that rent expense begin on a straightline basis starting in the period that we have the right to access the new facility. We gained the right to access the facility in November 2013 to begin constructing our leasehold improvements. We plan to occupy the new facility in the second quarter of 2014. We believe that the duplicate rent of the new facility during the construction period is not representative of the ongoing operating costs of the company.

Non-routine corporate governance and shareholder matters - Beginning in the fourth quarter of 2013, we began incurring professional service fees related to non-routine corporate governance and shareholder matters. We believe these fees are not representative of the ongoing operating costs of the company.

Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to our business strategy and growth, adoption of our platform, and market share. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed's business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2012, and our subsequent quarterly reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed is the leader in Application Performance Infrastructure, delivering the most complete platform for Location-Independent Computing. Location-Independent Computing turns location and distance into a competitive advantage by allowing IT to have the flexibility to host applications and data in the most optimal locations while ensuring applications perform as expected, data is always available when needed, and performance issues are detected and fixed before end users notice. Riverbed's 25,000 customers include 97% of the Fortune 100 and 95% of the Forbes Global 100. Learn more at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

INVESTOR RELATIONS CONTACT
Renee Lyall
Riverbed Technology
415-247-6353
renee.lyall@riverbed.com

MEDIA CONTACT
Shawn Dainas
Riverbed Technology
415.527.4537
shawn.dainas@riverbed.com

###

Riverbed Technology
GAAP Condensed Consolidated Statements of Operations
In thousands, except per share amounts
Unaudited

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Revenue:
Product	$169,808	$157,133	$614,498	$548,141
Support and services	113,453	80,249	426,535	288,719
Total revenue	283,261	237,382	1,041,033	836,860
Cost of revenue:
Cost of product	41,639	34,994	164,774	124,406
Cost of support and services	30,137	23,300	117,157	80,412
Total cost of revenue	71,776	58,294	281,931	204,818
Gross profit	211,485	179,088	759,102	632,042
Operating expenses:
Sales and marketing	123,849	95,542	469,200	328,657
Research and development	40,214	40,056	189,654	146,108
General and administrative	18,175	16,584	73,339	60,594
Acquisition-related costs	2,237	13,231	18,322	726
Total operating expenses	184,475	165,413	750,515	536,085
Operating profit	27,010	13,675	8,587	95,957
Other expense, net	(17,816)	(683)	(35,152)	(1,924)
Income (loss) before provision for income taxes	9,194	12,992	(26,565)	94,033
Provision for (benefit from) income taxes	799	8,208	(14,147)	39,436
Net income (loss)	$8,395	$4,784	$(12,418)	$54,597
Net income (loss) per share, basic	$0.05	$0.03	$(0.08)	$0.35
Net income (loss) per share, diluted	$0.05	$0.03	$(0.08)	$0.33
Shares used in computing basic net income (loss) per share	160,536	155,879	162,707	156,205
Shares used in computing diluted net income (loss) per share	164,584	163,638	162,707	164,570

Riverbed Technology
Condensed Consolidated Balance Sheets
In thousands
Unaudited

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$208,022	$280,509
Short-term investments	251,339	170,605
Trade receivables, net	93,836	113,190
Inventory	25,025	24,175
Deferred tax assets	7,222	11,185
Prepaid expenses and other current assets	49,016	50,245
Total current assets	634,460	649,909
Long-term investments	72,675	78,476
Fixed assets, net	57,810	49,244
Goodwill	704,305	699,785
Intangible assets, net	404,467	506,842
Deferred tax assets, non-current	74	6,457
Other assets	23,807	33,626
Total assets	$1,897,598	$2,024,339
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,518	$50,417
Accrued compensation and related benefits	51,988	60,501
Other accrued liabilities	36,520	41,472
Current maturities of long-term borrowings	15,000	5,327
Deferred revenue	217,131	182,219
Total current liabilities	366,157	339,936
Deferred revenue, non-current	95,344	88,393
Borrowings, non-current, net of current maturities	510,000	566,814
Deferred tax liability, non-current	48,548	109,311
Other long-term liabilities	48,910	25,663
Total long-term liabilities	702,802	790,181
Stockholders' equity:
Common stock	702,928	757,777
Retained earnings	125,295	137,713
Accumulated other comprehensive income (loss)	416	(1,268)
Total stockholders' equity	828,639	894,222
Total liabilities and stockholders' equity	$1,897,598	$2,024,339

Riverbed Technology
Condensed Consolidated Statements of Cash Flows
In thousands
Unaudited

	Twelve months ended December 31,
	2013	2012
Operating activities:
Net (loss) income	$(12,418)	$54,597
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	126,166	40,010
Stock-based compensation	90,557	89,294
Cost of extinguishment of debt	12,269	—
Deferred taxes	(55,182)	5,557
Excess tax benefit from employee stock plans	(8,636)	(23,883)
Other non-cash items	1,969	—
Changes in operating assets and liabilities:
Trade receivables	19,355	(13,386)
Inventory	(849)	(6,238)
Prepaid expenses and other assets	5,892	7,776
Accounts payable	(10,632)	4,567
Accruals and other liabilities	10,015	(14,722)
Acquisition-related contingent consideration	—	(15,882)
Income taxes payable	(3,022)	20,176
Deferred revenue	41,862	91,397
Net cash provided by operating activities	217,346	239,263
Investing activities:
Capital expenditures	(25,625)	(21,956)
Purchase of available for sale securities	(401,145)	(444,472)
Proceeds from maturities of available for sale securities	299,678	344,353
Proceeds from sales of available for sale securities	24,045	257,961
Acquisitions, net of cash acquired	(1,000)	(790,269)
Net cash used in investing activities	(104,047)	(654,383)
Financing activities:
Proceeds from issuance of common stock under employee stock plans, net of repurchases	72,764	47,606
Cash used related to net shares settlement of equity awards	(15,065)	(27,309)
Payments for repurchases of common stock	(200,081)	(127,144)
Borrowings of debt, net of issuance costs	521,234	560,371
Payment of borrowings	(575,000)	—
Excess tax benefit from employee stock plans	8,636	23,883
Net cash (used in) provided by financing activities	(187,512)	477,407
Effect of exchange rate changes on cash and cash equivalents	1,726	2,746
Net (decrease) increase in cash and cash equivalents	(72,487)	65,033
Cash and cash equivalents at beginning of period	280,509	215,476
Cash and cash equivalents at end of period	$208,022	$280,509

Riverbed Technology
Supplemental Financial Information
In thousands
Unaudited

	Three months ended			Twelve months ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenue by Geography
Americas	$170,764	$164,015	$140,059	$649,820	$494,907
Europe, Middle East and Africa	76,912	64,179	66,450	258,357	225,652
Asia Pacific	35,585	33,529	30,873	132,856	116,301
Total revenue	$283,261	$261,723	$237,382	$1,041,033	$836,860
As a percentage of total revenues:
Americas	60%	63%	59%	62%	59%
Europe, Middle East and Africa	27%	25%	28%	25%	27%
Asia Pacific	13%	12%	13%	13%	14%
Total revenue	100%	100%	100%	100%	100%
Revenue by Sales Channel
Direct	$38,103	$28,654	$16,477	$158,714	$43,526
Indirect	245,158	233,069	220,905	882,319	793,334
Total revenue	$283,261	$261,723	$237,382	$1,041,033	$836,860
As a percentage of total revenues:
Direct	13%	11%	7%	15%	5%
Indirect	87%	89%	93%	85%	95%
Total revenue	100%	100%	100%	100%	100%

Riverbed Technology
GAAP to Non-GAAP Reconciliation
In thousands, except per share amounts
Unaudited

	Three months ended			Twelve months ended
GAAP to Non-GAAP Reconciliations:	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Reconciliation of Total revenue:
U.S. GAAP as reported	$283,261	$261,723	$237,382	$1,041,033	$836,860
Adjustments:
Deferred revenue adjustment (6)	1,568	3,250	1,292	16,139	2,818
As adjusted	$284,829	$264,973	$238,674	$1,057,172	$839,678
Reconciliation of Gross margin:
U.S. GAAP as reported	74.7%	72.9%	75.4%	72.9%	75.5%
Adjustments:
Stock-based compensation (1)	0.8%	0.6%	0.9%	0.6%	0.8%
Amortization on intangibles (3)	3.9%	4.3%	2.0%	4.1%	1.9%
Inventory fair value adjustment (4)	—%	—%	0.3%	0.1%	0.1%
Deferred revenue adjustment (6)	0.5%	0.9%	0.2%	1.2%	0.2%
As adjusted	79.9%	78.7%	78.8%	78.9%	78.5%
Reconciliation of Operating margin:
U.S. GAAP as reported	9.5%	1.0%	5.7%	0.8%	11.4%
Adjustments:
Stock-based compensation (1)	5.4%	9.5%	9.7%	8.5%	10.6%
Payroll tax on stock-based compensation (2)	0.2%	—%	0.6%	0.2%	0.4%
Amortization on intangibles (3)	8.8%	9.7%	4.0%	9.7%	3.1%
Acquisition-related costs (credits) (5)	0.8%	1.9%	5.6%	1.8%	0.4%
Inventory fair value adjustment (4)	0.0%	0.0%	0.4%	0.2%	0.1%
Other expense (7)	0.5%	0.0%	—%	0.1%	—%
Deferred revenue adjustment (6)	0.6%	1.2%	0.5%	1.5%	0.3%
As adjusted	25.8%	23.3%	26.5%	23.0%	26.4%
Reconciliation of Net income (loss):
U.S. GAAP as reported	$8,395	$3,818	$4,784	$(12,418)	$54,597
Adjustments:
Stock-based compensation (1)	15,398	25,104	23,124	90,557	89,294
Payroll tax on stock-based compensation (2)	712	63	1,523	2,244	3,177
Amortization on intangibles (3)	25,029	25,817	9,553	102,974	25,888
Acquisition-related costs (5)	2,255	4,902	13,484	19,472	3,469
Inventory fair value adjustment (4)	—	—	699	1,700	699
Deferred revenue adjustment (6)	1,568	3,250	1,292	16,139	2,818
Other expense (7)	13,667	—	6	13,667	2,618
Income tax adjustments (8)	(16,184)	(19,698)	(8,006)	(65,021)	(19,224)
As adjusted	$50,840	$43,256	$46,459	$169,314	$163,336

Riverbed Technology GAAP to Non-GAAP Reconciliation (continued) In thousands, except per share amounts Unaudited
	Three months ended			Twelve months ended
GAAP to Non-GAAP Reconciliations:	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Reconciliation of Net income (loss) per share, diluted:
U.S. GAAP as reported	$0.05	$0.02	$0.03	$(0.08)	$0.33
Adjustments:
Stock-based compensation (1)	0.09	0.15	0.15	0.54	0.54
Payroll tax on stock-based compensation (2)	—	—	0.01	0.01	0.02
Amortization on intangibles (3)	0.15	0.15	0.06	0.61	0.16
Acquisition-related costs (5)	0.01	0.03	0.08	0.12	0.02
Inventory fair value adjustment (4)	—	—	—	0.01	—
Deferred revenue adjustment (6)	0.02	0.03	0.01	0.10	0.02
Other expense (7)	0.09	—	—	0.09	0.02
Income tax adjustments (8)	(0.10)	(0.12)	(0.05)	(0.39)	(0.12)
As adjusted	$0.31	$0.26	$0.29	$1.01	$0.99
Non-GAAP Net income per share, basic	$0.32	$0.27	$0.30	$1.04	$1.05
Non-GAAP Net income per share, diluted	$0.31	$0.26	$0.29	$1.01	$0.99
Shares used in computing basic net income per share (9)	160,536	162,929	154,818	162,707	155,940
Shares used in computing diluted net income per share (9)	164,584	167,692	162,578	167,454	164,305
Non-GAAP adjustments:
Product revenue	$41	$87	$—	$128	$—
Support and services revenue	1,527	3,163	1,292	16,011	2,818
Cost of product	11,944	12,201	5,840	50,155	17,422
Cost of support and services	2,563	2,209	2,059	9,015	7,205
Sales and marketing	23,771	24,236	14,344	97,998	47,603
Research and development	474	8,697	8,264	26,255	31,541
General and administrative	3,805	3,661	4,645	15,202	18,030
Acquisition-related costs	2,237	4,882	13,231	18,322	726
Other expense, net	12,267	—	6	12,267	2,618
Provision for income taxes	(16,184)	(19,698)	(8,006)	(65,021)	(19,224)
Total Non-GAAP adjustments	$42,445	$39,438	$41,675	$180,332	$108,739
_______________________
(1) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2) Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3) The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4) The inventory fair value adjustment recorded pursuant to our acquisition is excluded from our non-GAAP operating expenses as this cost would not have otherwise occurred in the period presented.
(5) We incurred expenses in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs (credits), including transaction costs, integration costs, employee retention and severance costs, restructuring costs, write-down of certain acquired in-process research and development intangibles, and revaluation of the fair value of contingent consideration, are excluded from our non-GAAP operating expenses.
(6) Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.

(7) Other expense, net, includes one-time costs associated with the extinguishment of debt in December 2013 and foreign exchange losses on the acquisition related contingent consideration in 2012. In 2013, Other also includes expenses associated with non-routine corporate governance and shareholder matters and rent expense related to the new corporate headquarters, which is the amount of straightline rent expense incurred from the date we gained the right to access to the facility for construction purposes prior to the date of occupancy and the start of rental payments. (8) The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate includes adjustments to our tax valuation allowance on deferred tax assets and excludes the interim tax cost of the one-time transfer of intellectual property rights between our legal entities.
(9) Shares used in computing basic and diluted net income per share for the December 31, 2012 periods exclude shares issued in connection with the acquisition of OPNET Technologies, Inc.